EXHIBIT 99.1

JLL

Income Property Trust™

Quarterly Report for the period ended December 31, 2014

EXECUTIVE SUMMARY

In the fourth quarter 2014, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.1119 on Class M shares, $0.09345 on Class A shares, $0.11897 on Class M-I shares and $0.11255 on Class A-I shares[1];
- Maintained portfolio occupancy of 97%;
- Realized 1.25% share appreciation resulting primarily from net increases in underlying property values; and
- Achieved net Q4 returns of 2.32% on Class M shares, 2.14% on Class A shares, 2.38% on Class M-I shares and 2.32% on Class A-I shares.
- Posted net 2014 returns of 7.95% on Class M shares and 7.34% on Class A shares.

Returns Summary[2]

	Class M	Class A	Class M-I[3]	Class A-I[3]
Q4 Return (Gross)	2.39%	2.40%	2.39%	2.39%
Q4 Return (Net)	2.32%	2.14%	2.38%	2.32%
2014 YTD Return (Gross)	8.39%	8.41%	4.57%	4.57%
2014 YTD Return (Net)	7.95%	7.34%	4.55%	4.41%
Since Inception Return (Gross)	6.87%	6.79%	-	-
Since Inception Return (Net)	6.43%	5.84%	-	-

Distribution Summary

Q4 Distribution per Share (Net)	$0.11190	$0.09345	$0.11897	$0.11255
YTD Distribution per Share (Net)	$0.41703	$0.35616	$0.23799	$0.11255

NAV

NAV per Share[4] (on 12/31/14)	$10.57	$10.55	$10.57	$10.57

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. Return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. Net returns shown in the table are net of Company expenses, advisory fees and share class specific fees. Gross returns shown in the table are net of Company expenses and advisory fees.

[3] Class M-I and A-I share returns calculated beginning on July 1, 2014.

[4] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[5]	$920 million
Net Asset Value (NAV)	$511 million
Company Leverage Ratio	45%
Number of Properties	28
Total Square Feet, Units and Parking Stalls	4.6 million sq. ft., 2,015 units & 709 stalls
Geographic Diversification	10 States and Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[6]	7.6 years
Investment Strategy	Diversified - Core
Inception Date[7]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[5] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[6] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[7] The initial offering went effective on October 1, 2012 at an offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 12/31/2014

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

1

for inflation protection. Leasing Activity During 2014, we leased or renewed approximately 1 million square feet. Our weighted average lease duration at December 31, 2014 was 7.61 years, up from 5.85 at December 31, 2013. We view extending our lease duration as strategically important for our portfolio as it is an indication of the reliability of our earnings. Financing Activity Acquiring new properties with no or low leverage, extinguishing debt, increasing property values and raising new equity allowed us to maintain our Company leverage ratio at 45%, in-line with the prior year. Our weighted average interest rate on our outstanding loans decreased by 17 basis points to 4.20% at year end. Since quarter end, we disposed of four student-oriented apartment properties and retired the related mortgage loans totaling approximately $71 million. At sale, these four properties were at 59% loan-to-value. Upon sale our Company leverage ratio was reduced to approximately 41%. Generally, using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining the 30-50% Company leverage ratio range during 2015, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. Occupancy Enhancing the operational performance of our properties continues to be one of the key priorities of our asset management team. At quarter end, our total portfolio occupancy was stable at 97% and increased 1% from the prior year. Looking at each operating segment, which we define as our primary property types, our apartment occupancy increased 1% from the prior quarter and prior year to 95%. Our industrial occupancy remained at 100% this quarter as was the case last quarter and last year. We maintained our office occupancy around 96% for the quarter, up 6% from last year as a result of strong leasing activity at Monument IV at Worldgate and 111 Sutter Street. Our retail occupancy remained stable at 97% this quarter and increased 3% compared to last year primarily due to the disposition of Stirling Slidell Shopping Centre, our non- grocery anchored property located in Slidell, LA which we sold in Q3. In all cases, our segment occupancies compare well with national averages of 95% for apartments, 90% for industrial, 86% for office and 94% for retail. Disposition Strategy We had no dispositions in the fourth quarter and we anticipate holding most of our properties for an extended period. We do, however, continually monitor each investment within the portfolio for appropriateness in meeting our investment objectives. To that end, we sold four student-oriented apartment properties after 2 Quarterly Report | December 31, 2014 Distributions On February 7th, May 2nd, and August 4th 2014 we paid gross distributions of $0.11 per share related to the fourth quarter of 2013 and first and second quarters of 2014. On November 7th 2014 and February 6th 2015 we paid gross distributions of $0.12 per share related to the third and fourth quarter of 2014, a 9.1% increase in the gross distribution rate from the prior quarter and prior year. On March 3, 2015, our board of directors approved a gross distribution for the first quarter of 2015 of $0.12 per share to stockholders of record as of March 30, 2015, payable on or around May 1, 2015. Gross distributions are reduced by share- class specific fees. Our current quarterly distribution provides an annualized distribution to our stockholders of 48 cents per share. Share Value The NAV per share for our Class M, Class A, Class M-I and Class A-I shares as of December 31st was between $10.55 and $10.57 per share. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that distribution payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and distributions for the year ended December 31, 2014, generated a net total return of 7.95% and 7.34% for Class M and A shares, respectively. The total return was comprised of a cash return of 4.06% and 3.47% and an appreciation return of 3.73% and 3.74% for Class M and Class A shares, respectively. PORTFOLIO UPDATE In the fourth quarter we continued to add value to our portfolio through active asset management. Particularly noteworthy accomplishments include the acquisition of Chicago Parking Garage, the reduction of the Company leverage ratio to 45% and an increase in the weighted average lease duration in the portfolio to 7.61 years, up from 5.85 years at the prior year end. Acquisition Activity On December 23, 2014, we acquired Chicago Parking Garage, a 366 stall, multi-level parking facility located in Chicago, IL for approximately $16.9 million. The garage is strategically located in Chicago’s River North submarket with robust demand drivers from the areas growing residential, hotel, office, retail and entertainment supply. Our parking garage investments provide us with another source of income diversification and the potential COMPANY UPDATE For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

3 quarter end as they no longer met our investment objectives. See the 2015 Activities to Date section, below, for the details of that disposition. 2015 Activities to Date On January 16, 2015, the SEC declared effective Company’s follow-on offering of up to $2.7 billion in any combination of our four classes of common stock. On January 27, 2015, we sold Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia for approximately $123 million. In connection with the disposition, the mortgage loans associated with the four properties totaling approximately $71 million were retired. The sale is in keeping with our strategy to reorient our portfolio away from more seasonal student housing investments and also to dispose of or refinance our higher loan-to-value investments. At sale, these four properties were at 59% loan-to-value. Upon sale our Company leverage ratio was reduced to approximately 41%. Outlook Overall, we are extremely pleased with our fourth quarter accomplishments and with 2014 as a whole. During the year we closed on six new acquisitions, disposed of six non-strategic assets and closed six new financings, all at accretive leveraged yields. Over the last two years we have sold 21 different properties, all at arms-length market determined pricing and all within a vary narrow range to the appraisal-based valuations that were last used to determine our daily NAV. Since 2012, we have raised nearly $400 million of new capital. We have also disposed of 21 non-strategic properties generating $310 million in sale proceeds. With this capital we have acquired 12 new properties (all of these more in keeping with our go-forward strategy) investing approximately $340 million. We also repaid or refinanced over $280 million in higher interest rate and higher loan-to-value loans and repurchased more than $120 million in shares, returning capital to stockholders that desired liquidity or chose to reduce their allocation to real estate. A unique aspect of our strategy, and we believe one of its greatest strengths, is our ability to shift property type weightings and geographic concentrations as our research and strategy team guides us towards (and sometimes directs us to avoid) sectors and markets that are likely to outperform (or underperform) in the current environment. To demonstrate this, as compared to our portfolio holdings at the end of 2012, we significantly (and deliberately) reduced our exposure to the office property sector from 51% of our portfolio to 30% of our portfolio at the end of 2014. The other big shift has come in our allocation to warehouse properties which we increased from 6% of our portfolio to 22% over this same time frame. Our portfolio diversification at year end was 30% office, 23% apartments, 22% industrial, 21% retail and 4% parking. We believe property type and geographic market selection has been and will continue to be one of the greatest contributors to our strengthening investment performance in 2014 and for the future. Positive forecasts for the U.S. economy and U.S. real estate, including continued job growth, low interest rates, active capital markets, lowering vacancy rates and minimal new construction, give us much to look forward to in 2015 as we continue to actively manage our portfolio of diversified core properties to provide attractive income returns to our stockholders. Our target acquisitions remain well-located, well-leased warehouses, grocery-anchored shopping centers and over time we will rebuild our apartment allocation (after monetizing four of our non-core student housing properties in January at pricing that exceeded our expectations) through acquiring higher-end, conventional apartments that should provide growth to our portfolio as the economy continues to expand. CONTACT We strive to keep you well informed regarding JLL Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com. Quarterly Report | December 31, 2014 For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information 4% Other 22% Industrial 30% Office 21% Retail 23% Apartment 13% Midwest 17% East29% West 37% South 4% International By Property Type By Geographic Region PORTFOLIO DIVERSIFICATION (BY VALUATION)

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2015 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.